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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-94588; 333-80259; 333-14093; and 333-14137 of Synovis Life Technologies,
Inc. on Form S-8 and Registration Statement No. 333-109360 of Synovis Life Technologies, Inc. on Form S-3 of our report dated December 20, 2004 appearing in this Annual Report on Form 10-K of Synovis Life Technologies, Inc. for the year ended October 31, 2004.


DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
January 10, 2005